Exhibit 14

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints KATHERINE STONER and JIM COPPEDGE as his or her true and lawful attorneys-in fact and agent, to sign any and all amendments to the Registration Statement listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant (Product)	File Nos.
VALIC Separate Account A (Retirement Product name to be determined)	333-__________ / 811-03240

/S/ JAY S. WINTROB Director October 22, 2010

Jay S. Wintrob

/S/ BRUCE R. ABRAMS Director, President and Chief Executive Officer October 22, 2010

Bruce R. Abrams

/S/ MICHAEL J. AKERS Director, Senior Vice President & Chief Actuary October 22, 2010

Michael J. Akers

/S/ JIM COPPEDGE Director, Senior Vice President & General Counsel October 22, 2010

Jim Coppedge

/S/ N. SCOTT GILLIS Director, Senior Vice President & Principal Financial Officer October 22, 2010

N. Scott Gillis

/S/ ROGER E. HAHN Director & Investment Officer October 22, 2010

Roger E. Hahn

/S/ SHARLA JACKSON Director, Executive Vice President - Operations October 22, 2010

Sharla Jackson

/S/ DEAN MILLER Director October 22, 2010

Dean Miller